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                                                                    EXHIBIT 23.3
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          CONSENT OF CANTERELLI & VERNOIA, CPAs, INDEPENDENT AUDITORS
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     We consent to the reference to our firm under the caption "Experts" and to the use of our report dated April 25, 1995 and May 10, 1995, with respect to the financial statements of I--R, Inc. and Independent Child Study Teams, Inc., respectively, included in the Registration Statement (Form S-3 No. 333- _________) and related Prospectus of Sylvan Learning Systems, Inc. for the registration of 660,908 shares of its common stock.


                         /s/ CANTERELLI & VERNOIA, CPAs

     Sommerville, New Jersey
     February 16, 1998